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                                                                     EXHIBIT 5.1

                   OPINION OF WILSON SONSINI GOODRICH & ROSATI

                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811

                                 August 4, 2003

Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, CA 91311

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         This opinion is given in connection with the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the potential issuance to John Tucker of up to 2,500,000 shares of your Common Stock, $0.001 par value per share (the "Shares"), pursuant to an individual restricted stock grant and an individual stock option agreement, each in the form specified in the Registration Statement.

         It is our opinion that, when issued and sold in the manner described in the agreements which accompany each grant, the Shares will be legally and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of the opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                   Sincerely,

                                   /S/ WILSON SONSINI GOODRICH & ROSATI

                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation